EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westinghouse Solar, Inc. of our report dated March 16, 2012, relating to our audit of the consolidated financial statements of Westinghouse Solar, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

August 7, 2012